UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

CANNAE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

CARRONADE CAPITAL MASTER, LP

CARRONADE CAPITAL MANAGEMENT, LP

CARRONADE CAPITAL GP, LLC

CARRONADE CAPITAL MANAGEMENT GP, LLC

DAN GROPPER

MONA ABOELNAGA

BENJAMIN C. DUSTER, IV

DENNIS A. PRIETO

CHÉRIE L. SCHAIBLE

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Carronade Capital Master, LP (“Carronade”), together with the other participants in its solicitation, has filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of Carronade’s slate of four director nominees at the 2025 annual meeting of shareholders (the “Annual Meeting”) of Cannae Holdings, Inc., a Nevada corporation (the “Company”). Carronade has filed a supplement to its definitive proxy statement that includes certain additional information on the Annual Meeting.

Item 1: On November 18, 2025, Carronade placed the following digital advertisements:

Item 2: Also on November 18, 2025, Diligent published an article, which was posted on Diligent’s website and included the following quote from Carronade:

A spokesperson for Carronade told Diligent Market Intelligence that “Cannae’s investor deck is replete with untruths and misstates its own record and Carronade’s efforts - the best evidence that Cannae’s plan has been entirely ineffective is its abysmal stock price performance which has lost investors -61%, -35% and -23% over the past 5, 3, and 1 years, respectively.”

Source: Diligent. Diligent is not a party to and has not endorsed Carronade’s proxy solicitation and has not consented to use of the article in Carronade’s proxy solicitation.